Exhibit 99.1

NEWS RELEASE

Contacts:	Brian Feldott
Director, Investor Relations
Newpark Resources, Inc.
bfeldott@newpark.com
FOR IMMEDIATE RELEASE	281-362-6800

NEWPARK RESOURCES REPORTS FOURTH QUARTER 2015 RESULTS

Fourth quarter results include $0.89 per share impact from

asset impairments and other charges

THE WOODLANDS, TX – FEBRUARY 11, 2016 – Newpark Resources, Inc. (NYSE: NR) today announced results for its fourth quarter and year ended December 31, 2015. Total revenues for the fourth quarter of 2015 were $150.6 million compared to $154.2 million in the third quarter and $306.2 million in the fourth quarter of 2014. Net loss for the fourth quarter of 2015 was $83.1 million, or $1.00 per share, compared to a net loss of $4.5 million, or $0.05 per share, in the third quarter, and net income of $23.4 million, or $0.25 per diluted share, in the fourth quarter of 2014. Fourth quarter 2015 results included the impact of the following charges:

●	$75.5 million of pre-tax charges ($66.9 million after-tax) in the Fluids Systems segment, associated with the impairment of goodwill and other assets.
●

$8.0 million of pre-tax charges ($5.2 million after-tax) associated with workforce reductions (predominately in North America) and a provision for the anticipated resolution of pending wage & hour litigation, including related expenses.

●

$1.6 million charge to provision for income taxes, resulting from management’s decision to carry back 2015 U.S. tax losses to prior years and seek a refund of approximately $29 million of previously-paid taxes. The charge reflects the impact of tax deductions previously taken, which will now be eliminated by the tax refund request.

As set forth in the attached Non-GAAP Earnings Reconciliation, excluding these charges, the fourth quarter of 2015 loss from continuing operations was $9.4 million, or $0.11 per share.

Paul Howes, Newpark’s President and Chief Executive Officer, stated, “While we are encouraged by the continuing strength in cash flow, the challenging market environment again provided a strong headwind to fourth quarter results, particularly for our Fluids business. With the further softening in commodity prices and North American drilling activity over the past few months, our North American Fluids revenues declined 10% from third quarter levels. Meanwhile, our international Fluids revenues remained relatively in-line with the prior quarter and our expectations, with revenue contributions from the new contract in the Republic of Congo serving to offset Petrobras’ continued activity declines in Brazil.

“In the Mats segment, revenues increased 33% sequentially, despite a further softening of activity in the weak commodity price environment. Substantially all of the sequential revenue increase was attributable to stronger mat sales into the North American utility infrastructure segment, as we accelerate our efforts to penetrate non-exploration markets. Rental and service revenues remained relatively flat sequentially, as the further softening in the Northeast U.S. and other oilfield markets was offset by growth in utility infrastructure and other non-exploration markets.

“In light of the continued softening and near-term uncertainty in the North American market, we’re continually evaluating our cost structure, seeking to right size the organization to the current market reality, while at the same time, seeking to protect the organizational capabilities that are critical to capitalizing on the opportunities for long-term growth,” added Howes. “Fortunately, while we expect the North American market to be even more challenging in the first half of 2016, we continue to benefit from our strong balance sheet position, including $107 million of cash on-hand and continuing positive cash flow, which allows us to focus on developing new market opportunities in both segments, while preserving our organizational capabilities for the eventual recovery in drilling activity.”

Segment Results

The Fluids Systems segment generated revenues of $130.1 million in the fourth quarter of 2015 compared to $138.8 million in the third quarter and $261.0 million in the fourth quarter of 2014. Segment operating loss was $83.6 million in the fourth quarter of 2015, compared to a $1.2 million operating loss in the third quarter and operating income of $24.5 million in the fourth quarter of 2014. The segment results for the fourth quarter of 2015 included a $75.5 million charge associated with goodwill and other asset impairments and a $1.9 million charge associated with workforce reductions.

The Mats and Integrated Services segment generated revenues of $20.5 million in the fourth quarter of 2015, compared to $15.4 million in the third quarter and $45.1 million in the fourth quarter of 2014. Segment operating income was $2.9 million in the fourth quarter of 2015, which included a $0.3 million charge associated with workforce reductions, compared to an operating loss of $0.1 million in the third quarter and operating income of $23.0 million in the fourth quarter of 2014.

international fluids contract award

The Company announced that it has been awarded a two year contract by Shell to provide drilling fluids and related services for onshore drilling activity in Albania. Work under this contract is expected to begin in the second half of 2016.

CONFERENCE CALL

Newpark has scheduled a conference call to discuss fourth quarter 2015 results, which will be broadcast live over the Internet, on Friday, February 12, 2016 at 10:00 a.m. Eastern Time / 9:00 a.m. Central Time. To participate in the call, dial (412) 902-0030 and ask for the Newpark conference call at least 10 minutes prior to the start time, or access it live over the Internet at www.newpark.com. For those who cannot listen to the live call, a replay will be available through February 26, 2016 and may be accessed by dialing (201) 612-7415 and using pass code 13628198#. Also, an archive of the webcast will be available shortly after the call at www.newpark.com for 90 days.

Newpark Resources, Inc. is a worldwide provider of value-added drilling fluids systems and composite matting systems used in oilfield and other commercial markets. For more information, visit our website at www.newpark.com.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act that are based on management's current expectations, estimates and projections. All statements that address expectations or projections about the future, including Newpark's strategy for growth, product development, market position, expected expenditures and financial results are forward-looking statements. Some of the forward-looking statements may be identified by words like "expects," "anticipates," "plans," "intends," "projects," "indicates," and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Newpark, particularly its Annual Report on Form 10-K for the year ended December 31, 2014, as well as others, could cause results to differ materially from those expressed in, or implied by, these statements. These risk factors include, but are not limited to, our customer concentration and cyclical nature of our industry, operating hazards inherent in the oil and natural gas industry, our international operations, the cost and continued availability of borrowed funds, our ability to execute our business strategy and make successful business acquisitions and capital investments, the availability of raw materials and skilled personnel, the impact of restrictions on offshore drilling activity, our market competition, legal and regulatory matters, including environmental regulations, inherent limitations in insurance coverage, potential impairments of long-lived intangible assets, technological developments in our industry, and the impact of severe weather, particularly in the U.S. Gulf Coast. Newpark's filings with the Securities and Exchange Commission can be obtained at no charge at www.sec.gov, as well as through our website at www.newpark.com.

Newpark Resources, Inc.
Consolidated Statements of Operations

(Unaudited)	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(In thousands, except per share data)	2015	2015	2014	2015	2014

Revenues	$150,587	$154,170	$306,162	$676,865	$1,118,416

Cost of revenues	141,941	138,283	237,067	599,013	876,999

Selling, general and administrative expenses	25,232	25,859	30,390	101,032	112,648
Other operating (income) loss, net	(649)	(709)	114	(2,426)	(1,827)
Impairments and other charges	78,345	-	-	78,345	-

Operating income (loss)	(94,282)	(9,263)	38,591	(99,099)	130,596

Foreign currency exchange (gain) loss	(374)	3,236	638	4,016	108
Interest expense, net	2,503	2,129	2,360	9,111	10,431

Income (loss) from continuing operations before income taxes	(96,411)	(14,628)	35,593	(112,226)	120,057
Provision for income taxes	(13,315)	(10,157)	12,147	(21,398)	41,048
Income (loss) from continuing operations	(83,096)	(4,471)	23,446	(90,828)	79,009
Income from discontinued operations, net of tax	-	-	-	-	1,152
Gain from disposal of discontinued operations, net of tax	-	-	-	-	22,117

Net income (loss)	$(83,096)	$(4,471)	$23,446	$(90,828)	$102,278

Income (loss) per common share -basic:
Income (loss) from continuing operations	$(1.00)	$(0.05)	$0.29	$(1.10)	$0.95
Income from discontinued operations	-	-	-	-	0.28
Net income (loss)	$(1.00)	$(0.05)	$0.29	$(1.10)	$1.23

Income (loss) per common share -diluted:
Income (loss) from continuing operations	$(1.00)	$(0.05)	$0.25	$(1.10)	$0.84
Income from discontinued operations	-	-	-	-	0.23
Net income (loss)	$(1.00)	$(0.05)	$0.25	$(1.10)	$1.07

Calculation of Diluted EPS:
Income (loss) from continuing operations	$(83,096)	$(4,471)	$23,446	$(90,828)	$79,009
Assumed conversion of Senior Notes	-	-	1,283	-	5,091
Adjusted (loss) income from continuing operations	$(83,096)	$(4,471)	$24,729	$(90,828)	$84,100

Weighted average number of common shares outstanding-basic	83,072	82,990	82,225	82,722	82,999
Add: Dilutive effect of stock options and restricted stock awards	-	-	1,492	-	1,733
Dilutive effect of Senior Notes	-	-	15,682	-	15,682

Diluted weighted average number of common shares outstanding	83,072	82,990	99,399	82,722	100,414

Diluted (loss) income from continuing operations per common share	$(1.00)	$(0.05)	$0.25	$(1.10)	$0.84

Note: For the third quarter, fourth quarter, and full year 2015, we excluded all potentially dilutive stock options and restricted stock as well as the assumed conversion of the Senior Notes in calculating diluted earnings per share due to the net losses incurred for these periods as the effect was anti-dilutive.

Newpark Resources, Inc.
Operating Segment Results

(Unaudited)	Three Months Ended
	December 31,	September 30,	December 31,
(In thousands)	2015	2015	2014

Revenues
Fluids systems	$130,125	$138,765	$261,029
Mats and integrated services	20,462	15,405	45,133
Total revenues	$150,587	$154,170	$306,162

Operating income (loss)
Fluids systems (1)	$(83,599)	$(1,246)	$24,533
Mats and integrated services (2)	2,875	(128)	22,959
Corporate office (3)	(13,558)	(7,889)	(8,901)
Total operating income (loss)	$(94,282)	$(9,263)	$38,591

Segment operating margin
Fluids systems	(64.2% )	(0.9% )	9.4%
Mats and integrated services	14.1%	(0.8% )	50.9%

(1) Fourth quarter 2015 results include a $75.5 million charge associated with goodwill and other asset impairments and a $1.9 million charge associated with workforce reductions.
(2) Fourth quarter 2015 results include a $0.3 million charge associated with workforce reductions.
(3) Fourth quarter 2015 results include a $5.8 million charge associated with workforce reductions and a provision for resolution of pending wage & hour litigation, including related expenses.

Newpark Resources, Inc.
Consolidated Balance Sheets

(Unaudited)
	December 31,	December 31,
(In thousands, except share data)	2015	2014

ASSETS
Cash and cash equivalents	$107,138	$85,052
Receivables, net	206,364	318,600
Inventories	163,657	196,556
Prepaid expenses and other current assets	29,219	12,615
Total current assets	506,378	612,823

Property, plant and equipment, net	307,632	283,361
Goodwill	19,009	91,893
Other intangible assets, net	11,051	15,666
Deferred tax assets	1,821	1,857
Other assets	3,002	2,072
Total assets	$848,893	$1,007,672

LIABILITIES AND STOCKHOLDERS’ EQUITY
Short-term debt	$7,382	$11,648
Accounts payable	72,211	108,242
Accrued liabilities	45,835	52,835
Total current liabilities	125,428	172,725

Long-term debt, less current portion	171,211	170,462
Deferred tax liabilities	26,368	27,787
Other noncurrent liabilities	5,627	11,240
Total liabilities	328,634	382,214

Commitments and contingencies

Common stock, $0.01 par value, 200,000,000 shares authorized and 99,377,391 and 99,204,318 shares issued, respectively	994	992
Paid-in capital	533,746	521,228
Accumulated other comprehensive loss	(58,276)	(31,992)
Retained earnings	171,788	262,616
Treasury stock, at cost; 15,302,345 and 15,210,233 shares, respectively	(127,993)	(127,386)
Total stockholders’ equity	520,259	625,458
Total liabilities and stockholders' equity	$848,893	$1,007,672

Newpark Resources, Inc.
Consolidated Statements of Cash Flows

(Unaudited)	Twelve Months Ended December 31,
(In thousands)	2015	2014
Cash flows from operating activities:
Net income (loss)	$(90,828)	$102,278
Adjustments to reconcile net income to net cash provided by operations:
Impairments and other non-cash charges	75,508	-
Depreciation and amortization	43,917	42,030
Stock-based compensation expense	14,202	12,304
Provision for deferred income taxes	(503)	(2,328)
Net provision for doubtful accounts	1,886	1,252
Gain on sale of a business	-	(33,974)
Gain on sale of assets	(1,364)	(1,369)
Excess tax benefit from stock-based compensation	(204)	(1,278)
Change in assets and liabilities:
(Increase) decrease in receivables	122,399	(53,494)
(Increase) decrease in inventories	21,309	(14,136)
(Increase) decrease in other assets	1,191	(546)
Increase (decrease) in accounts payable	(31,974)	23,606
Increase (decrease) in accrued liabilities and other	(34,022)	14,828
Net cash provided by operating activities	121,517	89,173

Cash flows from investing activities:
Capital expenditures	(69,404)	(106,973)
Increase in restricted cash	(17,485)	-
Proceeds from sale of property, plant and equipment	2,523	3,205
Proceeds from sale of a business	-	89,766
Net cash used in investing activities	(84,366)	(14,002)

Cash flows from financing activities:
Borrowings on lines of credit	11,036	62,164
Payments on lines of credit	(12,544)	(62,445)
Debt issuance costs	(2,023)	-
Other financing activities	(1,673)	(467)
Proceeds from employee stock plans	553	3,442
Purchases of treasury stock	(2,283)	(53,130)
Excess tax benefit from stock-based compensation	204	1,278
Net cash used in financing activities	(6,730)	(49,158)

Effect of exchange rate changes on cash	(8,335)	(6,801)

Net increase in cash and cash equivalents	22,086	19,212
Cash and cash equivalents at beginning of year	85,052	65,840

Cash and cash equivalents at end of year	$107,138	$85,052

Newpark Resources, Inc.
Non-GAAP Earnings Reconciliation
Continuing Operations

The table below presents measures not derived in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Non-GAAP measures of financial performance exclude items that the Company believes are infrequent or not indicative of operating performance. Non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The Company believes these non-GAAP financial measures are helpful for an understanding of the Company's operations, and management uses them in comparing the historical results to current results and measuring operating earnings trends.

(Unaudited)	Quarter Ended December 31, 2015
(In thousands, except per share data)	Pretax	Tax	Net

Loss from continuing operations - GAAP	$(96,411)	$(13,315)	$(83,096)

Adjustments:
Impairment of goodwill and other assets	75,508	8,642	66,866

Charges associated with workforce reductions and provision for the anticipated resolution of pending wage & hour litigation, including related expenses	7,969	2,789	5,180

Charge for impact of tax deductions previously taken, which are eliminated by carryback of 2015 U.S. tax losses		(1,605)	1,605

Total adjustments	83,477	9,826	73,651

Loss from continuing operations - Non-GAAP	$(12,934)	$(3,489)	$(9,445)

Diluted shares outstanding			83,072

Loss from continuing operations per common share (diluted):
Loss from continuing operations per common share - GAAP			$(1.00)
Impact of adjustments			0.89
Loss from continuing operations per common share - Non-GAAP			$(0.11)

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